Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264994) and Form S-8 (No. 333-252906 and No. 333-264995) of Angion Biomedica Corp. (the “Company”), of our report dated March 17, 2023, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

Seattle, Washington
March 17, 2023